EXHIBIT 10.1

                                 ADDENDUM NO. 1

     WHEREAS,   Wavetech,   Inc.,  which  was   subsequently   renamed  Wavetech
International, Inc. ("Wavetech"), Wavetech Interim, Inc. ("Interim") and Imagitel, Inc. ("Imagitel") entered into that certain Reorganization Agreement, dated as of January 5, 1998 (the "Agreement") and Plan of Merger attached thereto (the "Plan of Merger") pursuant to which Wavetech will acquire Imagitel through the merger of Interim with and into Imagitel;

     WHEREAS, Section 11.8 permits the parties to amend the Agreement in writing;

     WHEREAS, the parties did execute that certain Addendum as of June 15, 1998 in order to amend the terms and conditions on which the Merger shall occur;

     WHEREAS, such Addendum unintentionally contained certain errors; and

     WHEREAS, the parties to the Agreement desire to herein correct such errors and properly amend the terms and conditions on which the Merger shall occur.

     NOW THEREFORE, the parties to the Agreement do agree to the following provisions, which shall be deemed incorporated into the Agreement as if fully set forth herein.

     1. AMENDMENTS TO AGREEMENT. In order to reflect the changes to the Agreement intended to be effectuated by this Addendum, the parties do hereby amend Sections 2.2, 3.4 (previously misnumbered Section "3.1 CAPITALIZATION OF IMAGITEL"), 4.4, 5.2 and 8.2 by deleting them in their entirety and replacing them with the following, respectively:

               2.2 THE CLOSING. The Closing of the transaction contemplated herein shall be held as soon as reasonably practicable after fulfillment of all conditions set forth in Article 7 and Article 8 hereof (the "Closing Date"), at the offices of Imagitel located at 5120 Woodway Drive, Suite 7007, Houston, Texas 77056, or at such other place and time as the parties hereto may mutually agree; provided, however, that in the event that Closing has not occurred by August 31, 1998, either party hereto shall have the right to terminate this Reorganization Agreement.

               3.4 CAPITALIZATION OF IMAGITEL. The authorized capital stock of Imagitel consists solely of (i) 1,000,000 authorized shares of common stock (no par value), of which 200,000 shares are issued and outstanding. All of the issued and outstanding shares of Imagitel are validly issued and fully paid and nonassessable. Except for the items set forth on Schedule 3.4 attached hereto or expressly referenced elsewhere herein, there are no outstanding obligations, options, warrants or commitments of any kind or nature or any outstanding securities or other instruments convertible into shares of any class of capital stock of Imagitel, or pursuant to which Imagitel is or may become obligated to issue any shares of its capital stock. None of the shares of the Imagitel Common Stock is subject to any restrictions as to the transfer thereof, except as set forth in Imagitel's Certificate of Incorporation or Bylaws and except for restrictions on account of applicable federal or state securities laws. Imagitel does not hold any equity securities of any other company or legal entity except for shares of RRV Enterprises, Inc., a Texas corporation, and DDD Calling, Inc., a Texas corporation, Zapcom International, Inc., a Nevada corporation and Comac Interim, Inc., a Delaware corporation. Imagitel, Inc. owns 100% of the outstanding shares of capital stock of such subsidiaries and there are no outstanding obligations, options, warrants or commitments of any kind or nature or any outstanding securities or other instruments convertible into shares of any class of capital stock of such subsidiaries.

               4.4 CAPITALIZATION OF WAVETECH. The authorized capital stock of Wavetech consists solely of (i) 50,000,000 authorized shares of common stock ($0.001 par value), of which 16,994,976 are issued and outstanding as of June 15, 1998, and (ii) 10,000,000 shares of preferred stock, of which 600 shares of Series A Preferred Stock were issued and outstanding as of June 15, 1998. All of the issued and outstanding shares of Wavetech are validly issued and fully paid and nonassessable. Except for the items set forth on Schedule 4.4 hereto, there are no outstanding obligations, options, warrants or commitments of any kind or nature or any outstanding securities or other instruments convertible into shares of any class of capital stock of Wavetech, or pursuant to which Wavetech is or may become obligated to issue any shares of its capital stock. None of the shares of the Wavetech Common Stock is subject to any restrictions as to the transfer thereof, except as set forth in Wavetech's Certificate of Incorporation or Bylaws and except for restrictions on account of applicable federal or state securities laws. Except for Interim (which is wholly-owned by Wavetech), Wavetech does not hold 10% or more of any class of equity securities of any other company or legal entity, except for those wholly-owned subsidiaries disclosed in Wavetech's public SEC filings. The authorized capital stock of Interim consists solely of (i) 10,000 authorized shares of common stock ($1.00 par value), of which 100 shares are issued and outstanding. All of the issued and outstanding shares of Interim are validly issued and fully paid and nonassessable. Except for the items set forth on Schedule 4.4 hereto, there are no outstanding obligations, options, warrants or commitments of any kind or nature or any outstanding securities or other instruments convertible into shares of any class of capital stock of Interim, or pursuant to which Interim is or may become obligated to issue any shares of its capital stock.

               5.2 CONDUCT OF WAVETECH PENDING CLOSING. During the period commencing on the date hereof and continuing until the Closing Date, Wavetech covenants and agrees to the following (except to the extent that Imagitel shall otherwise expressly consent in writing); provided, however, that any breach of any of the covenants given in this Section 5.2 must be material in the aggregate with respect to the business of Wavetech before such breach shall be actionable or shall constitute grounds for termination or failure to perform under this Reorganization Agreement.

               (a) Wavetech will carry on its business only in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its business organization, maintain the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it so that its goodwill and going business shall be unimpaired at the Closing Date.

               (b) Wavetech will not amend its Certificate of Incorporation or Bylaws as in effect on the date hereof.

               (c) Except for:

                    (i) the issuance of capital stock in connection with items set forth on Schedule 4.4 hereto, and

                    (ii) the issuance of shares in connection with capital raising transactions which are otherwise acceptable to Imagitel.

          Wavetech will not issue, grant, pledge or sell, or authorize the issuance of, reclassify or redeem, purchase or otherwise acquire, any shares of its capital stock of any class or any securities convertible into shares of any class, or any rights, warrants or options to acquire any such shares (except for employee stock options in the ordinary course in accordance with past practice and only upon prior notice to Wavetech); nor will it enter into any arrangement or contract with respect to the issuance of any such shares or other convertible securities; nor will it declare, set aside or pay any dividends (of any type) or make any other change in its equity capital structure.

               (d) Wavetech will promptly advise Imagitel orally and in writing of any change in the businesses of Wavetech that is or may reasonably be expected to be materially adverse to the business of Wavetech.

               (e) Wavetech will not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of Wavetech, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Reorganization Agreement, or which would cause any of the representations of Wavetech contained herein to be or become untrue in any material respect.

               (f) Wavetech will not incur any indebtedness for borrowed money, issue or sell any debt securities, or assume or otherwise become liable, whether directly, contingently or otherwise, for the obligation of any other party, other than in the ordinary course of business.

               (g) Except for expenses attendant to the Merger and current contractual obligations, Wavetech will not incur any expense in an amount in excess of $25,000 after the execution of this Reorganization Agreement without the prior written consent of Imagitel.

               (h) Wavetech will not grant any executive officers any increase in compensation (except in the ordinary course in accordance with past practice and only upon prior notice to Imagitel), or enter into any employment agreement with any executive officer without the consent of Imagitel except as may be required under employment or termination agreements in effect on the date hereof which have been previously disclosed to Imagitel in writing.

               (i) Wavetech will not acquire or agree to acquire by merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof.

               8.2 INTENTIONALLY OMITTED.

         2. AMENDMENTS TO PLAN OF MERGER. In order to reflect the changes to the Plan of Merger intended to be effectuated by this Addendum, the parties do hereby amend Sections 3.1 and 5.1 by deleting them in their entirety and replacing them with the following, respectively:

               3.1 MERGER CONSIDERATION. (a) In connection with the Merger, each Imagitel shareholder shall, by virtue of the Merger and without any action on his part, be entitled to receive 32.99 shares of Wavetech Common Stock for each share of Imagitel Common Stock issued and outstanding immediately prior to the Effective Time (the "Conversion Ratio"); provided, however, that in no event shall Wavetech issue more than an aggregate of 7,922,861 shares of Wavetech Common Stock in connection with the Merger (including shares issuable upon the exercise of Imagitel Options which shall be converted into options, warrants or other rights to acquire Wavetech Common Stock pursuant to Section 5.1 hereof). The Conversion Ratio already gives effect to the one-for-six reverse split approved by the Wavetech stockholders at a special meeting held on May 26, 1998.

               (b) neither the Conversion Ratio, nor the Conversion Value of Imagitel nor the maximum aggregate number of shares of Wavetech Common Stock issuable in connection with the Merger (as set forth in (a) above) shall change if Imagitel acquires Accommodation Services, Inc. prior to the Effective Time, although the number of outstanding shares of Imagitel will increase.

               5.1 OPTIONS AND WARRANTS. At the Effective Time, all options, warrants and other rights to purchase or acquire shares of Imagitel Common Stock (collectively "Imagitel Options") shall represent options, warrants or such other rights to purchase or acquire a number of shares of Wavetech Common Stock, determined in accordance with the Conversion Ratio. All other terms and conditions of such Imagitel Options shall be unaffected by such change.

     3. INCORPORATION. Except as otherwise provided in this Addendum, the parties hereto hereby confirm their intent to be bound by the terms and conditions of the Agreement. This Addendum shall supersede that certain Addendum, executed as of June 15, 1998, and shall be construed in accordance with the purposes and intents of the Agreement.

     4. DEFINED TERMS. All capitalized terms used in this Addendum shall have the respective meanings ascribed to them in the Agreement.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have evidenced their agreement to the terms set forth herein by their signature below, as of this 15th day of June, 1998.


ATTEST:                                  WAVETECH INTERNATIONAL, INC.

/s/ Richard P. Freeman                   By: /s/ Gerald I. Quinn
--------------------------------             -----------------------------------
Secretary                                Title:  President
                                                --------------------------------

ATTEST:                                  WAVETECH INTERIM, INC.

/s/ Richard P. Freeman                   By: /s/ Gerald I. Quinn
--------------------------------             -----------------------------------
Secretary                                Title:  President
                                                --------------------------------


ATTEST:                                  IMAGITEL, INC.

/s/ Richard P. Freeman                   By: /s/ James B. Gambrell IV
--------------------------------             -----------------------------------
Secretary                                Title:  President
                                                --------------------------------